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                                                                     Exhibit 8.1

                     [Andrews & Kurth L.L.P. Letterhead]




                                May 22, 1997



FIRSTPLUS INVESTMENT CORPORATION
3773 Howard Hughes Parkway, Suite 300N
Las Vegas, Nevada 89109


        Re:     FIRSTPLUS INVESTMENT CORPORATION
                Registration Statement on Form S-3


Ladies and Gentlemen:

        We have acted as special counsel for FIRSTPLUS INVESTMENT CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (each, an "Issuer"), in connection with the proposed issuance by each Issuer or the Company of Asset Backed Certificates (the "Certificates") or Asset Backed Notes (the "Notes"). The Certificates of a series are to be issued pursuant to (i) a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") between the Company, the servicer (the "Servicer") and the trustee (the "Trustee") or (ii) a Trust Agreement (each, a "Trust Agreement") between the Issuer, a special purpose entity to be specified in such Trust Agreement (the "SPV"), and an owner trustee to be specified therein (the "Owner Trustee"). The Notes of a series are to be issued pursuant to an Indenture (each, an "Indenture") for such series, between the applicable Issuer or the Company and the indenture trustee specified therein (the "Indenture Trustee"). Forms of the Pooling and Servicing Agreement, the Trust Agreement, and the Indenture have been filed with the Securities and Exchange Commission as exhibits to the Company's registration statement on Form S-3 (the "Registration Statement") filed on May 5, 1997 pursuant to the Securities Act of 1933, as amended (the "1933 Act"). This opinion is also to be filed as an exhibit to the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents; the Issuer's form of organizational documents; the form of Pooling and Servicing Agreement and the form of Certificates included therein; the form of Trust Agreement and the form of Certificates included therein; the form of Indenture and the form of Notes included therein; and such other documents, records, certificates of the Company and the Issuer and public officials and other instruments as we have deemed necessary for the purposes of



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FIRSTPLUS INVESTMENT CORPORATION
May 22, 1997
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rendering this opinion.  In addition, we have assumed that the Pooling and
Servicing Agreement or the Trust Agreement, as applicable, as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement or the Trust Agreement, as applicable; and that the Certificates for each series will be sold as described in the Registration Statement. We have also assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.

        On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that (i) the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus contained in the Registration Statement relating to Asset Backed Notes and Asset Backed Certificates accurately describes the material federal income tax consequences to holders of Certificates or Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein and (ii) the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus contained in the Registration Statement relating to Asset Backed Certificates accurately describes the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein.

        The opinions herein are based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and





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FIRSTPLUS INVESTMENT CORPORATION
May 22, 1997
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the Prospectus contained therein.  In giving such consent we do not  imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.


                                                Very truly yours,

                                                /s/ Andrews & Kurth L.L.P.